EXHIBIT 10.1

*** Certain confidential portions of this Exhibit were omitted by means of blackout of the text (the “Mark”).  This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the 1934 Act.

EXCLUSIVE MANUFACTURING AGREEMENT

This EXCLUSIVE MANUFACTURING AGREEMENT (this “Agreement”), dated as of August 4, 2005 (the “Effective Date”), is entered into between NuVasive, Inc., a Delaware corporation, with its principal place of business at 4545 Towne Centre Court, San Diego, 92121 (“NuVasive”), and Pearsalls Limited, a company incorporated in England & Wales under registration number 03851227 whose registered office is at Tancred Street, Taunton, Somerset, TA1 1RY (“Pearsalls”).

RECITALS

WHEREAS, pursuant to a separate asset purchase agreement (the “Asset Purchase Agreement”) entered into by and between the parties concurrently with this Agreement, NuVasive has purchased from Pearsalls the assets for a business that involves the ownership, design, development and commercial exploitation of non-vascular applications of embroidery technology for surgical implants, including, without limitation, products referred to by Seller by the name “NeoDisc™” and related spine motion preserving technologies, test methods and know-how (collectively, the “Medical Device Global Operations”);

WHEREAS, pursuant to the Asset Purchase Agreement, Pearsalls transferred to NuVasive certain patent rights, copyrights and rights to technical information for the design, development, and manufacture of certain products, including the NeoDisc™ artificial cervical disc product more fully described in Exhibit A-I (the “Cervical Spine Product”) and the Nottingham Rotator Cuff product more fully described in Exhibit A-II (the “Nottingham Rotator Cuff Product”), and its rights to the NeoDisc trademark;

WHEREAS, pursuant to the Asset Purchase Agreement, Pearsalls also assigned to NuVasive certain rights under a Patent and Know-How License (the assigned rights being referred to herein as the “Ellis License”) from Ellis Developments Limited (“EDL”) wherein EDL licensed to Pearsalls certain patent rights, copyrights, and rights to technical information for the manufacture of human surgical implants using embroidery technology;

WHEREAS, NuVasive desires Pearsalls to manufacture, assemble and supply the Cervical Spine Product for purchase by NuVasive and Pearsalls desires to manufacture, assemble and supply the Cervical Spine Product for sale to NuVasive, all on an exclusive basis as further set forth herein; and

WHEREAS, during the term hereof, NuVasive desires Pearsalls to manufacture, assemble and supply Nottingham Rotator Cuff Products on a non-exclusive basis and may desire Pearsalls to manufacture, assemble and supply on a non-exclusive basis certain other human surgical implants (other than the Cervical Spine Product and the Nottingham Rotator Cuff Product) that are created in whole or in part using embroidery technology, (the “Other Products” and collectively with the Cervical Spine Product and the Nottingham Rotator Cuff Product, the

“Products”) for purchase by NuVasive and, subject to the mutual agreement of the parties on the Terms of Sale (as defined herein) for such Other Products, Pearsalls desires to manufacture, assemble and supply such Other Products for sale to NuVasive on the terms set forth herein;

WHEREAS, Pearsalls requires a license to certain NuVasive intellectual property rights and a sublicense under the Ellis License in order to manufacture Products for NuVasive and perform related services under this Agreement and NuVasive desires to grant Pearsalls such a license together with a sublicense under the Ellis Licence for such limited purposes.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

1.             DEFINITIONS

All definitions below or elsewhere in this Agreement apply to both their singular and plural forms, as the context may require.  The terms “herein,” “hereunder,” “hereof” and similar expressions refer to this Agreement.  “Section” refers to a Section herein.  “Exhibit” refers to an exhibit attached hereto.  The word “including” means “including without limitation,” unless otherwise stated.  All references to “days” are to calendar days, unless otherwise specified.

For purposes of this Agreement, the terms defined in this Section 1 shall have the respective meanings set forth below:

1.1           “Affiliate” means, as to any Person, any other Person which is controlling, controlled by or under common control with such Person.

1.2           “Alternative Manufacturing License” has the meaning set forth in Section 5.2.

1.3           “Applicable Law” means all laws, ordinances, rules and regulations applicable to the manufacture of a Product or any other activities of a party under this Agreement, including the applicable regulations and guidelines of any Regulatory Authority including the FDA and foreign counterparts and all applicable cGMPs, in effect from time to time during the Term.

1.4           “Background License” has the meaning set forth in Section 7.2.

1.5           “Base Cost” means for each of the Cervical Spine Product and the Nottingham Rotator Cuff Product the Base Cost specified for such Product in Exhibit C and for each Other Product means an amount consistent with the Base Cost Formula or as otherwise agreed by the parties, in each case as such Base Cost may be adjusted by the parties from time to time as provided hereunder.

1.6           “Base Cost Formula” means the Base Cost formula set forth in Section 3 of Exhibit C.

1.7           “cGMP” or “current Good Manufacturing Practices” means current good manufacturing practices applicable from time to time to the manufacturing, packaging, labeling, holding and quality control testing of a Product, including Good Manufacturing

Practices as promulgated by the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq, as amended, cGMP for medical devices (21 C.F.R. Part 820), and other Applicable Law.

1.8           “Cervical Spine Product Packaging Specifications” means the Packaging Specifications set forth in Exhibit B-III attached hereto, as such specifications may be revised by NuVasive pursuant to the Change Control process set forth in Section 3.1.

1.9           “Cervical Spine Product” means the product described in Exhibit A-I attached hereto.

1.10         “Cervical Spine Product Specifications” means the Product Specifications set forth in Exhibit B-I attached hereto, as such Product Specifications may be revised by NuVasive pursuant to the Change Control process set forth in Section 3.1.

1.11         “Change of Control” means a party’s (i) sale, lease, or other disposition of all or substantially all of its assets, rights or businesses, or (ii) the acquisition of a party by, or merger, consolidation, reorganization, business combination of a party into or with, another entity in which the stockholders of a party immediately prior to such acquisition, merger, consolidation, reorganization or business combination do not own a majority of the outstanding voting shares of the surviving, purchasing, or newly resulting business entity.

1.12         “FDA” means the United States Food and Drug Administration.

1.13         “Inventions” means all inventions, discoveries, improvements or other technology conceived or reduced to practice during the Term solely by Pearsalls or jointly by its employees or others acting on behalf of Pearsalls and NuVasive or their Affiliates to the extent relating to the Product, the Manufacturing Know-How, the Medical Device Intellectual Property, or any improvements thereto, and all Intellectual Property Rights in the foregoing.

1.14         “Intellectual Property” or “Intellectual Property Rights” means all intellectual and industrial property rights, including any and all patents (including reissues, divisions, continuations and extensions thereof), patent registrations, database rights, utility models, business processes, trademarks, trade secrets, know how, trade names, copyrights, moral rights, any other form of proprietary protection, and any applications for any of the foregoing, which arises or is enforceable under the laws of the United States, any other jurisdiction, or any bi-lateral or multi-lateral treaty regime.

1.15         “Manufacturing Know-How” means all information, techniques, practices, methods, knowledge, skill and data, which are not generally known including, but not limited to, a proprietary “trade secret” or other Intellectual Property Rights, whether or not patentable or copyrightable, relating to or useful for the production, assembly, manufacture, storage and/or transport of the Product, including any of the foregoing that is part of the Medical Device Intellectual Property.

1.16         “Material Change” means a change requested or required by NuVasive, or requested by Pearsalls and accepted in writing by NuVasive, that does or is likely to materially increase the work, time or cost of manufacturing, packaging, storing or shipping the Product, or to result in any other type of additional burden on Pearsalls.

1.17         “Medical Device Intellectual Property” means all of the Intellectual Property included in the Purchased Assets, as such term is defined in the Asset Purchase Agreement, purchased by NuVasive from Pearsalls under the terms of the Asset Purchase Agreement.

1.18         “Nottingham Rotator Cuff Product Packaging Specifications” means the Packaging Specifications set forth in Exhibit B-III attached hereto, as such specifications may be revised by NuVasive pursuant to the Change Control process set forth in Section 3.1.

1.19         “Nottingham Rotator Cuff Product” means the product described in Exhibit A-II attached hereto.

1.20         “Nottingham Rotator Cuff Product Specifications” means the Product Specifications set forth in Exhibit B-II attached hereto, as such Product Specifications may be revised by NuVasive pursuant to the Change Control process set forth in Section 3.1.

1.21         “NuVasive Technology” means (i) the Medical Device Intellectual Property, and (ii) all other technologies, inventions, materials, and documents, and all Intellectual Property rights in the foregoing, owned by NuVasive or its Affiliates (with the right to grant sublicenses thereto) at any time during the Term (but only during the period of such ownership) that relate to the manufacture or assembly of the Products.

1.22         “Packaging Specifications” means the requirements, standards, quality control testing and other attributes pertaining to the packaging, labeling and shipping of a Product, as such specifications may be amended by NuVasive pursuant to the Change Control process set forth in Section 3.1.

1.23         “Pearsalls Technology” means all technologies, inventions, materials, and documents, and all Intellectual Property rights in the foregoing, owned by Pearsalls or its Affiliates during the Term (but only during the period of such ownership) that relate to the manufacture or assembly of the Product.

1.24         “Person” means any individual, corporation, partnership, trust, limited liability company, association, joint stock company, joint venture, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.25         “Pricing Formula” means the pricing formula set forth in Section 3 of Exhibit C.

1.26         “Product” means the Cervical Spine Product, the Nottingham Rotator Cuff Product and any Other Product that the parties agree will be manufactured by Pearsalls for sale to NuVasive under the terms of this Agreement.

1.27         “Product Category” means one or a group of distinguishing characteristics of a particular Product that require differentiation on the package label for the Product and includes the intended country of distribution for such Product Category and the Product’s  size and intended use (i.e., whether for use clinically or for demonstration or testing purposes), as well as any other categories agreed upon by the parties from time to time.

1.28         “Product Specifications” means the requirements, standards, quality control testing and other attributes pertaining to a Product, as such specifications may be amended by NuVasive pursuant to the Change Control process set forth in Section 3.1.

1.29         “Quality Agreement” means the quality agreement for volume manufacture of the Cervical Spine Product that will be developed by the parties mutually in good faith and agreed upon by both parties in writing prior to the commercial sale of the Cervical Spine Product in the United States and attached hereto as Exhibit E.

1.30         “Quality Standards” means initial and continuing compliance with: ISO 9001 or ISO 13485, as applicable; all local laws and regulations affecting manufacturing; and internal identified manufacturing policies, standard operating procedures and specifications; as any of the foregoing are in effect from time to time; and no failure to comply with directions or regulations of Regulatory Authorities for jurisdictions in which any Product is distributed for human use, and, with respect to any Product intended for human use in the United States, Quality Standards shall include cGMP and applicable FDA rules and regulations and International Conference on Harmonization guidelines and requirements.

1.31         “Regulatory Authority” means any governmental regulatory authority within the Territory involved in regulating any aspect of the manufacture, market approval, sale, distribution, packaging or use of any Product for each jurisdiction in which such Product is distributed.

1.32         “Term” has the meaning set forth in Section 12.1.

1.33         “Terms of Sale” means for each Product the pricing and all other Product-specific terms of sale for the sale of such Product by Pearsalls to NuVasive, as agreed to by the parties.

1.34         “Territory” shall mean the world.

2.             SPECIFICATIONS; REGULATORY ASSISTANCE

2.1           Specifications.  The initial Cervical Spine Product Specifications are attached hereto as Exhibit B-I and the initial Cervical Spine Product Packaging Specifications are attached hereto as Exhibit B-III.  The initial Nottingham Rotator Cuff Product Specifications are attached hereto as Exhibit B-II and the initial Nottingham Rotator Cuff Product Packaging Specifications are attached hereto as Exhibit B-III.  The initial Product and Packaging Specifications for each Other Product shall be specified by NuVasive in consultation with Pearsalls a reasonable period of time prior to the initial order for such Product, but in any event at least thirty (30) days prior to such order, and, to the extent such specifications would require material changes in Pearsalls’ facilities, manufacturing methods or personnel, shall be subject to Pearsalls’ consent, which shall not be unreasonably withheld.  Both Pearsalls and NuVasive acknowledge and understand that Product and Packaging Specifications for a Product may need to be modified from time to time in light of regulatory requirements or other reasons.  Any such modifications that are required due to generally applicable regulatory requirements will be implemented by Pearsalls as quickly as commercially reasonable and at Pearsalls’ expense; provided that, changes specific to a particular Product that may be required by a Regulatory Authority for the manufacture, assembly, distribution or use of such Product shall be implemented pursuant to the Change Control process set forth in Section 3.1.  Any such modifications that are required or desired for reasons other than generally applicable regulatory requirements may result in changes to the Terms of Sale for such Product, and subject to the parties’ agreement to such changes, shall be implemented by Pearsalls as quickly as commercially reasonable.  Subject to the foregoing, all modifications to Product and Packaging Specifications shall be implemented pursuant to the Change Control process set forth in Section 3.1.  In the event that a change in regulatory requirements for a particular jurisdiction would make unlawful the sale or use in such jurisdiction of a Product not manufactured in compliance therewith, Pearsalls shall cease manufacture of such Product for such jurisdiction until in compliance with such changed regulatory requirements.

2.2           Document Transfer.  Pearsalls shall supply to NuVasive and advise NuVasive in writing within ten (10) days of all material final changes (i.e., not in draft form) to the items specified in Sections 2.2.1 and 2.2.2:

2.2.1        all plans, drawings and all other documents associated with the manufacture of Products under this Agreement, as such documents are created by or on behalf of Pearsalls and become available; and

2.2.2        a list of all suppliers and other contributors, with full contact information, that supply raw materials, compositions thereof, fabricated products, technical designs or information (including know-how) and all other inputs used in the manufacture of Products.

2.3           Regulatory Assistance.  Pearsalls shall cooperate, as reasonably requested by NuVasive, to assist NuVasive in obtaining all necessary regulatory approvals for the manufacture and sale of the Products.  Pearsalls shall bear the cost of such cooperation to the extent related to the provision of manufacturing information, and NuVasive shall bear the reasonable out of pocket cost of all other such cooperation by Pearsalls; provided that, Pearsalls shall not be required to spend more than 200 man-hours per year on any of such efforts without reasonable compensation by NuVasive for all time spent in assisting NuVasive in excess of such yearly limit.

3.             CHANGE CONTROL

3.1           Changes to Product and Packaging Specifications.  NuVasive may make changes to the Product and Packaging Specifications that are not Material Changes at any time upon written notice to Pearsalls, and Pearsalls shall implement such changes promptly after receipt of such notice from NuVasive.  Notwithstanding any provision herein to the contrary, to be effective, notice of a change requested by NuVasive must contain a complete description of such change that is sufficiently detailed to enable Pearsalls to assess the nature and scope of the modifications required to implement such change.  If the notice of a requested change does not contain sufficient information to enable Pearsalls to assess the potential impact of such change, Pearsalls shall notify NuVasive and the parties shall work together in good faith to develop or acquire the necessary information.  Promptly after receipt of notice of a requested change and the information necessary to assess its potential impact, Pearsalls shall notify NuVasive whether or not the requested change would be a Material Change.  With respect to a Material Change, the parties will work together in good faith to agree upon (a) a cost-effective method to implement the requested change, and (b) appropriate changes to the Terms of Sale for the Product, including changes to the pricing consistent with the Pricing Formula.  Finally, the parties will develop a “Change Order” that includes a detailed and complete description of the change to be implemented and specifies all changes to the Terms of Sale for the Product.  Material Changes will be implemented after execution of a Change Order, in accordance with the terms of such Change Order.  In the event Pearsalls desires to suggest a change to the Product and Packaging Specifications, if it is not a Material Change, Pearsalls shall notify NuVasive accordingly and implement such change once it has received NuVasive’s written consent for the change.  If it is a Material Change, Pearsalls shall notify NuVasive and provide a Change Order for such change and the change will be implemented only after both parties have executed the Change Order.

3.2           Change to Non-Pricing Terms of Sale based on Material Change Experienced by Pearsalls.  In the event of any Material Change experienced by Pearsalls or reasonably anticipated by Pearsalls that, in the reasonable opinion of Pearsalls, would affect the commercial reasonableness of any of the Terms of Sale, other than price, for one or more Products, Pearsalls shall notify NuVasive of the Material Change and the required changes to the Terms of Sale for each affected Product.  The description of the Material Change submitted by Pearsalls to NuVasive shall be sufficiently detailed to enable NuVasive to assess the changes necessary to ensure the commercial reasonableness of the Terms of Sale for each Product impacted by such change.   The parties will work together in good faith to agree upon modifications to the non-pricing Terms of Sale for the Product and/or the Product or Packaging Specifications and other factors that impact the supply of the Product.  The parties will develop a Change Order that includes a detailed and complete description of the changes to be implemented and specifies all changes to the Terms of Sale for each affected Product.  For the avoidance of doubt, the parties agree that changes to pricing shall be made only in accordance with Section 8.1.2, or otherwise as mutually agreed by the parties.

3.3           Implementation of Change Orders.  Once a Change Order has been executed by both parties, Pearsalls shall perform the work specified in the Change Order in accordance with its terms and any revisions to the Terms of Sale shall be effective immediately or as otherwise specified in the Change Order. Each Change Order executed by Pearsalls and NuVasive will be incorporated into and constitute an amendment to this Agreement.  Unless otherwise specified in the applicable Change Order, the terms of any

Change Order will take precedence over any inconsistent provisions set forth in this Agreement, but only with respect to the Products that are the subject of the Change Order.

4.             MANUFACTURE AND SUPPLY

4.1           Requirements; Manufacture of Products.  During the Term and subject to the terms and conditions set forth herein, (a) Pearsalls shall manufacture and supply all of NuVasive’s requirements of Cervical Spine Products in the Territory, including Cervical Spine Products for clinical studies, demonstration/sample purposes and commercial sale, and (b) except as otherwise provided herein, NuVasive shall purchase all of its requirement for Cervical Spine Products in the Territory exclusively from Pearsalls, including Cervical Spine Products for clinical studies, demonstration/sample purposes and commercial sale.  Further, Pearsalls shall manufacture and supply the Nottingham Rotator Cuff Product for NuVasive for the price specified in Exhibit C, in accordance with appropriate other Terms of Sale agreed by the parties and subject to the terms hereof, and shall manufacture and supply Other Products for NuVasive upon mutual written agreement of the parties and subject to the terms hereof; provided, however, that such supply shall be on a non-exclusive basis.   For the avoidance of doubt, NuVasive shall have the right in its sole discretion and at all times to manufacture, and to use third parties to manufacture and supply all or part of NuVasive’s requirements for the Nottingham Rotator Cuff Product and Other Products.

4.2           Forecasts.  Upon commencement of clinical studies for the Cervical Spine Product or within a commercially reasonable period prior to the first order for Products, at least thirty (30) days prior to the commencement of each calendar quarter NuVasive shall furnish Pearsalls with a good faith estimate of the quantities of each Product Category that NuVasive intends to purchase from Pearsalls during each month of the upcoming four (4) calendar quarters (the “Forecast”).  Notwithstanding the foregoing, NuVasive shall notify Pearsalls of any revision to a Forecast already furnished to Pearsalls as soon as commercially practicable after NuVasive becomes aware that its likely or actual requirements for one or more Product Categories have changed by ***percent (***%) or more.  It is understood that the quantities specified in the Forecasts are intended to be estimates only and shall not be binding on NuVasive; provided however, that Pearsalls shall not have any obligation to be prepared to supply NuVasive with more than *** percent (***%) of NuVasive’s forecasted requirement for any particular Product Category for any particular month, as specified in the most recent Forecast for such month.

4.3           Orders.  NuVasive shall make all purchases by submitting monthly purchase orders to Pearsalls which shall be firm and binding and NuVasive shall use commercially reasonable efforts to ensure that all of its requirements for Products in the month to which each such purchase order relates are specified in such purchase order.  Notwithstanding the foregoing, NuVasive may also submit additional firm and binding purchase orders in any month.  Each purchase order shall specify the quantity of each Product Category

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ordered, including, without limitation whether and how many are ordered for demonstration/sample or clinical study purposes.

4.3.1        To the extent the quantity of Products ordered is consistent with the applicable Forecast, Pearsalls shall deliver the ordered Products within thirty (30) days after the receipt of the corresponding purchase order.  Pearsalls shall notify NuVasive within five (5) days after receipt of a purchase order for a quantity that exceeds the quantity in the applicable Forecast if Pearsalls is unable to timely produce such excess quantity, and the parties will work together in good faith to enable Pearsalls to meet the terms of the order as closely as possible.

4.3.2        Pearsalls shall use commercially reasonable efforts to fill NuVasive’s purchase orders for Products in any given month in excess of the quantities for that month specified in the applicable Forecast; provided, however, that Pearsalls shall not be obligated to provide NuVasive in any particular month with more than *** percent (***%) in excess of the quantities of Products forecasted for that month; and provided further that the mere failure, in and of itself, of Pearsalls to meet any order in excess of the forcasted amounts and sizes shall not bring into effect the provisions of Section 5.1 nor be a default for the purposes of Section 12.2.3.

4.4           Supply.  Pearsalls shall supply the Products in accordance with the Product Specifications then in effect.  Pearsalls shall manufacture the Products in compliance with cGMP and applicable Quality Standards.

4.5           Subcontractors.  Pearsalls shall have the right to obtain components for the manufacture and assembly of the Products from the suppliers listed in Exhibit F and from such other third parties as may be approved by NuVasive, such approval not to be unreasonably withheld or delayed.  Furthermore, NuVasive may require Pearsalls to switch suppliers; provided that if NuVasive requires such change for reasons unrelated to the past underperformance of the terminated supplier, including such supplier’s failure to meet applicable quality standards, and the change would be a Material Change, it must be implemented through a Change Order in accordance with Article 3.  Pearsalls shall not be responsible for any delays in delivery, any non-conformity of Products to their Product Specifications or any other breach of its obligations hereunder to the extent such delay, non-conformity or other breach is the fault of a supplier selected solely by NuVasive.

4.6           Exclusivity.  Pearsalls shall be the exclusive supplier of Cervical Spine Products to NuVasive during the Term, except as provided in Article 5.

4.7           Delivery.

4.7.1        All Products delivered to NuVasive shall be FCA (INCOTERMS 2000) NuVasive’s identified delivery point, which shall be specified at the time that the Products are ordered by NuVasive.  Pearsalls shall use commercially reasonable

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efforts to deliver ordered Products within the time frame agreed to by the parties and shall arrange all insurance (in amounts that NuVasive shall reasonably determine) and transportation as specified in writing from time to time by NuVasive.  NuVasive shall reimburse Pearsalls for the cost of insurance and transportation.  To the extent reasonably possible, all customs, duties, costs, taxes, insurance premiums, and other expenses relating to such transportation and delivery shall be prepaid by Pearsalls and added to the invoice.

4.7.2        Pearsalls shall package the Products in accordance with their Packaging Specifications.  Pearsalls will (i) retain all original quality and testing records, which shall be in a form reasonably acceptable for submission to all applicable Regulatory Authorities and shall be available for inspection by NuVasive from time to time upon reasonable notice to Pearsalls, and (ii) include with each shipment copies of all applicable quality and testing records and a Certificate of Conformity signed by a Pearsalls administrator with authority to bind Pearsalls that manufacture was in accordance with applicable Quality Standards and that the Products conform to the Product Specifications and have been packaged in conformance with the Packaging Specifications.

4.8           Rejection of Product in Case of Nonconformity.

4.8.1        Within thirty (30) days of receipt of any shipment of Products, NuVasive may reject any portion of such shipment which is (a) not conforming to the Product Specifications or Packaging Specifications, (b) damaged during shipment as a result of Pearsalls having not packaged the Products in conformance with the Packaging Specifications or (c) adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act (the “Act”) or any similar provisions of any other Applicable Law.  If no notice of intent to reject is timely received by Pearsalls, NuVasive shall be deemed to have accepted such delivery of Products; provided, however, in the case of Products having latent defects which upon visual examination, without opening the sterile packaging, by NuVasive upon receipt could not reasonably have been discovered, NuVasive must give notice of NuVasive’s intent to reject within thirty (30) days after discovery of such defects; provided that such notice may in no event be given later than thirty (30) days after the earlier of (a)  *** years from the delivery date, and (b) the expiration date on the label of such Product.

4.8.2        In order to reject a shipment, NuVasive must (a) give notice to Pearsalls of NuVasive’s intent to reject the shipment within thirty (30) days of receipt together with a written indication of the reasons for such rejection, and (b) as promptly as commercially reasonable thereafter, provide Pearsalls with notice of final rejection and the full basis therefor.

4.8.3        Pearsalls shall replace as soon as reasonably practicable and at its cost, including shipping and insurance, all Products that have been properly rejected by

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NuVasive.  If such Products are not replaced within a reasonable period of time, which shall not exceed twenty (20) business days, NuVasive may replace such Products through a third party at Pearsalls’ cost.

4.9           Product Warranty.

4.9.1        Pearsalls represents and warrants to NuVasive that at the time of delivery to NuVasive the Products will: (i) be new and conform in all respects to the Product Specifications in effect at the time of shipment; (ii) have been manufactured in accordance with the Quality Agreement and in accordance with the Quality Standards and all other Applicable Law; (iii) be packaged in accordance with the Packaging Specifications in effect at the time of shipment, (iv) not be adulterated or misbranded within the meaning of the Act, and (v) be free and clear of any and all liens and encumbrances of whatsoever nature and kind.  Pearsalls further represents and warrants that (vi) all suture raw material used in the Products will be in compliance with FDA approval requirements at the time of manufacture of such Products, and (viii) the Products will be free from all defects in workmanship and materials at the time of delivery to NuVasive and for the period from the date of delivery until the earlier of (a) the expiration date on the labels of the Products, and (b) *** years from the date of delivery of the Products, provided that the Products are stored under the conditions stated on their labels.

4.9.2        EXCEPT FOR THE FOREGOING WARRANTIES, PEARSALLS DOES NOT MAKE ANY OTHER WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, INCLUDING THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  The foregoing limitation of warranties, however, shall not in any way limit NuVasive’s rights to indemnification under this Agreement.

4.10         Inventory.  Pearsalls shall manufacture and maintain at all times during the Term a one (1) month inventory of Products and a two (2) month inventory of components for Products, which inventory shall be adjusted to meet the then-current one (1) month Forecast within a commercially reasonable period of time after receipt of a new Forecast that is significantly higher than the previous Forecast for such period; provided that, there will be no inventory requirements for the Nottingham Rotator Cuff Product.  Notwithstanding the foregoing, the parties agree that if a Forecast for a particular Product Category is more than ***% higher than the previous Forecast for such Product Category or if NuVasive makes a change in the Packaging Specifications, that Pearsalls shall have a commercially reasonable time to adjust its inventory of Products and components appropriately. In the event that a change in inventory required under this Agreement will not be completed more than thirty (30) days after Pearsalls’ receipt of a new Forecast, Pearsalls shall notify NuVasive and the parties will work together in good faith to minimize the commercial impact on NuVasive of the time required to implement the change.

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4.11         Location of Manufacture.  Pearsalls shall manufacture the Products only at its facility located in Taunton, United Kingdom, unless the manufacture of Products at any different facility is authorized in writing by NuVasive, which authorization shall not be unreasonably withheld or delayed.

4.12         Supply of Components by NuVasive.  NuVasive shall have the right, in its sole discretion, to supply materials or components of the Product to Pearsalls.  Pearsalls shall not warrant under Section 4.9.1 of this Agreement those supply materials or components supplied by NuVasive and shall not be responsible for any breach of its obligations hereunder that may arise from NuVasive’s supply of materials or components.

5.             ALTERNATIVE SUPPLY

5.1           Alternative Supply.  Notwithstanding anything to the contrary herein, NuVasive shall have the right, in its sole discretion, to have all or part of its requirements for the Cervical Spine Product manufactured by itself or third parties, subject to the terms of this Agreement, upon thirty (30) days notice to Pearsalls under any of the circumstances set forth in Sections 5.1.1, 5.1.2, 5.1.3, 5.1.4, 5.1.6 or 5.1.7:

5.1.1        In any single month, Pearsalls is unable to deliver, for any reason, at least  *** percent (***%) of the lower of (a) the quantity of Cervical Spine Products ordered by NuVasive for delivery during such period, or (b) the aggregate quantity of the monthly requirement for Cervical Spine Products forecasted for such month at least three (3) months prior to the month in question, in each case without regard to Product Category;

5.1.2        In any three (3) consecutive months, or any four (4) months in any consecutive twelve (12) month period, Pearsalls is unable to deliver, for any reason other than Force Majeure, at least *** percent (***%) of the lower of (a) the quantity of the Cervical Spine Products ordered by NuVasive for delivery during such period, or, (b) the aggregate quantity of the monthly requirement for Cervical Spine Products forecasted for such month at least three (3) months prior to each month in question, in each case without regard to Product Category;

5.1.3        In any three (3) consecutive months, or any four (4) months in any consecutive twelve (12) month period, Pearsalls is unable to deliver, for any reason constituting Force Majeure, at least *** percent (***%) of the lower of (a) the quantity of the Cervical Spine Products ordered by NuVasive for delivery during such period, or, (b) the aggregate quantity of the monthly requirement for Cervical Spine Products forecasted for such month at least three (3) months prior to each month in question, in each case without regard to Product Category;

*** Material has been omitted pursuant to a request for confidential treatment.

5.1.4        In any two (2) consecutive months, or any three (3) months in any consecutive twelve (12) month period, more than *** percent (***%) of the Cervical Spine Products delivered to NuVasive either fail to conform to the Product Specifications or are not packaged in accordance with the Packaging Specifications; provided that, NuVasive must give prompt notice to Pearsalls with respect to the first month in which such a failure occurs and such first month shall not be counted for purposes of this Section 5.1.4 if Pearsalls replaces the defective Products within thirty (30) days after receipt of such notice.

5.1.5        If at any time Pearsalls is not in material compliance with all of the Quality Standards and fails to correct such non-compliance within thirty (30) days after notice; provided that, Pearsalls shall have the right to cure a breach of this Section 5.1.5 only once in any consecutive twelve (12) month period;

5.1.6        In the event of a Change of Control of Pearsalls in which the successor in interest is an entity that NuVasive deems (in its reasonable discretion) to be a business competitor of NuVasive; provided that, this provision shall not apply to any Change of Control in which the successor in interest is an entity with respect to which NuVasive affirmed in writing to Pearsalls in advance of the Change of Control not to be a business competitor of NuVasive;

5.1.7        Where none of Sections 5.1.1, 5.1.2, 5.1.3, 5.1.4, 5.1.5 nor 5.1.6 apply, and NuVasive elects to establish for its convenience alternative sources of supply, whether in addition to or in lieu of Pearsalls, all Products manufactured by an alternative source of supply shall be subject to the payments described in Section 5.2.

5.1.8        Pearsalls shall notify NuVasive immediately if any of the circumstances set forth in Sections 5.1.1, 5.1.2, 5.1.3, 5.1.4, 5.1.5 or 5.1.6 appear likely to occur.

5.2           Alternative Manufacturing License.  Pearsalls hereby grants to NuVasive, effective upon the earlier of (i) the expiration or termination of this Agreement, (ii) the exercise by NuVasive of its rights to transfer all or part of the Cervical Spine Product manufacturing to a third party consistent with Section 5.1 during the Term, or (iii) any event which causes Pearsalls to undergo or be subject to any of the circumstances set forth in Sections 12.2.1 or 12.2.2, a non-exclusive license under the Pearsalls Technology to make, have made, offer for sale, sell, distribute, have distributed, export, have exported, import and have imported, and otherwise exploit the Products for all purposes in the Territory, including the right to sublicense (the “Alternative Manufacturing License”).  Upon the occurrence of any condition set forth in Sections 5.1.1, 5.1.2, 5.1.3, 5.1.4, 5.1.5, 5.1.6 or 5.1.7, the Alternative Manufacturing License shall take effect upon thirty (30) days notice from NuVasive, with no further consent or action required on either party’s part.  The Alternative Manufacturing License shall be royalty-free and no additional consideration shall be due to Pearsalls thereunder except if NuVasive elects to establish an additional source or sources of supply pursuant to Section 5.1.7, in which

*** Material has been omitted pursuant to a request for confidential treatment.

case the fees set forth in Exhibit D attached hereto shall be payable by NuVasive to Pearsalls.

5.3           Cooperation and Assistance.  Upon NuVasive’s exercise of its alternative manufacturing rights under Sections 5.1 and 5.2, Pearsalls shall provide, subject only to NuVasive’s reimbursement of Pearsalls’ reasonable out-of-pocket expenses, all information, cooperation and assistance reasonably requested by NuVasive or its designees for the purpose of establishing the permitted alternative manufacturing arrangements.  Such information, cooperation and assistance shall include the communication and transfer of all know-how (including the Manufacturing Know-How) under the control of Pearsalls or its Affiliates or subcontractors relating to the design, manufacture, packaging and supply of the Products.

6.             OWNERSHIP

6.1           Intellectual Property.  As between the parties, NuVasive exclusively shall have all right, title and interest in any Inventions made or conceived or reduced to practice solely by or on behalf of NuVasive or the parties jointly in the course of performing this Agreement.  For those Inventions solely conceived by or on behalf of NuVasive or jointly conceived by the parties, NuVasive hereby grants Pearsalls a non-exclusive, royalty-free license to make, use, have made, export and supply such Inventions during the Term anywhere in the world either for or at the direction of NuVasive.  For Inventions solely conceived by Pearsalls, Pearsalls hereby grants NuVasive an irrevocable, perpetual,  royalty-free sole license with right of sublicense to make, use, have made, export, offer for sale, and sell such Inventions anywhere in the world; provided that, such license shall terminate automatically in the event that Pearsalls exercises any Right of Reversion that arises under the Asset Purchase Agreement.  For purposes of the foregoing license grant, “sole” shall mean exclusive except as to Pearsalls’ use of such Inventions on its own behalf or within its manufacturing operations.  Pearsalls agrees that it shall not grant any third-party licenses under the Inventions, or otherwise allow any third parties to use, the Inventions, unless the license to NuVasive has terminated as provided above.

6.2           Patent Filings.

6.2.1        NuVasive, has the right, but not the obligation to file all patent applications relating to the Inventions conceived solely by or on behalf of NuVasive or jointly by or on behalf of the parties.

6.2.2        Pearsalls has the right, but not the obligation to file all patent applications relating to the Inventions conceived solely by or on behalf of Pearsalls.  If Pearsalls for any reason determines not to file or continue prosecution of a given patent application, it shall promptly notify NuVasive, and NuVasive shall thereafter at its sole expense succeed to the rights in respect of such patents issuing thereon.

6.3           Assignment.  Pearsalls hereby agrees to make any assignments necessary to accomplish the ownership provision set forth for the jointly conceived Inventions in

Section 6.1 and shall promptly sign all documents and provide, at NuVasive’s expense, information reasonably requested by NuVasive in connection with the patent applications as described in Section 6.2.  In interpreting Section 6.1, anything made or conceived or reduced to practice by an employee or contractor of Pearsalls in the course of performance under this Agreement will be deemed so made or conceived or reduced to practice by Pearsalls; and Pearsalls, as of the Effective Date and throughout the Term, has and will have appropriate agreements with all such employees and contractors necessary to fully effect the provisions of this Section.  NuVasive will have the exclusive right to, and, at NuVasive’s expense, Pearsalls agrees to assist NuVasive in every proper way (including becoming a nominal party) to, evidence, record and perfect the assignment and to apply for and obtain recordation of and from time to time enforce, maintain and defend such proprietary rights.  In the event that NuVasive is unable for any reason whatsoever to secure Pearsalls’ signature to any document it is entitled to under this Section, Pearsalls hereby irrevocably designates and appoints NuVasive and its duly authorized officers and agents, as its agents and attorneys-in-fact to act for and in its behalf and instead of Pearsalls, to execute and file any such document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by Pearsalls.

6.4           Enforcement of Patent Rights.  NuVasive in the case of all NuVasive Technology and all Inventions solely conceived by NuVasive and jointly conceived by the parties, and Pearsalls in the case of all Pearsalls Technology and all Inventions solely conceived by Pearsalls, shall have the right, at its expense, to determine the appropriate course of action to enforce such rights or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce such rights, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to such rights, and in good faith shall consider the interests of the other party, if any, in so doing.  In the case of actions by Pearsalls to enforce the Pearsalls Technology, NuVasive shall have the right to participate fully with Pearsalls in the conduct of the action, including any settlement discussions or decisions, at NuVasive’s expense and with counsel of its choice; provided that, only Pearsalls shall make decisions with respect to settlements that result in any payment by Pearsalls or the imposition of any other obligation or restriction on Pearsalls, including an injunction.  Notwithstanding the foregoing, NuVasive and Pearsalls shall fully cooperate with each other in any action to enforce any such rights.

7.             LICENSES

7.1           NuVasive License to Pearsalls.  Subject to the terms and conditions of this Agreement and for the Term, NuVasive hereby grants to Pearsalls and its Affiliates a revocable, royalty-free, worldwide, nonexclusive, nontransferable, nonassignable license, with no right to sublicense without NuVasive’s prior written consent, to use the NuVasive Technology, including the Ellis Licence and the Inventions, solely to manufacture, assemble and deliver to NuVasive or to its designated agents the Products pursuant to Section 4 hereof.

7.2           Background License.  With respect to any Pearsalls Invention relating to a Product that is developed or assigned hereunder and is based on, or incorporates, or is an improvement or derivative of, or cannot be reasonably made, used, modified, maintained, supported, reproduced or distributed without using or violating, any rights of Pearsalls to the Pearsalls Technology or any other rights of Pearsalls, Pearsalls hereby grants NuVasive a perpetual, worldwide, royalty-free, nonexclusive, sublicensable right and license (the “Background License”) to exploit and exercise all such rights in support of NuVasive’s or its sublicensees’ exercise or exploitation of such Invention only for purposes of making, using, maintaining, supporting, reproducing, offering to sell, selling, distributing or otherwise exploiting the related Product.

8.             REPORTS AND PAYMENTS

8.1           Payments for Manufacture of Products.

8.1.1        In connection with the manufacture and supply of Products hereunder, NuVasive shall pay Pearsalls an amount as set forth on Exhibit C.

8.1.2        In the event that the total cost of manufacturing any of the Products increases from the applicable Base Cost for such Product by more than twenty-five percent (25%) as a result of factors outside the reasonable control of Pearsalls (e.g., inflationary increases over time or a Force Majeure event as defined in Section 14), as reasonably documented in writing by Pearsalls, the parties shall negotiate in good faith a reasonable increase in the price payable by NuVasive for the Product, as well as an appropriate change in the Product’s Base Cost.  If the parties are unable to reach an agreement within thirty (30) days after written notice by Pearsalls to NuVasive, then either party may refer the issue to an expert reasonably agreed upon by the parties; provided that, if the parties cannot agree on an expert within thirty (30) days after the notice was received, the parties shall engage in the dispute resolution process described in Section 16.3.

8.2           Payment Terms.  All payments to Pearsalls under this Agreement are to be made in US dollars and shall be paid within thirty (30) days of invoice, which Pearsalls shall issue, as applicable, monthly or when or after it ships the Products to NuVasive or its designee.  Interest at a monthly rate of one percent (1%) shall accrue on all payments that are not the subject of a dispute in good faith and are not made within the aforementioned thirty (30) day period.  Further, in the event that NuVasive fails to pay any material portion of an invoice that is not the subject of a dispute in good faith for more than sixty (60) days after the date of such invoice, Pearsalls may suspend its obligation to manufacture and deliver Products to NuVasive until such time as NuVasive is no longer in arrears.

9.             COMPLIANCE WITH LAW; REGULATORY AFFAIRS; RECALLS

9.1           Compliance with Law.  Each party shall maintain in full force and affect all necessary licenses, permits and other authorizations required by law to carry out its duties and obligations under this Agreement.  Each party shall comply with all Applicable Laws in performing its obligations and exercising its rights under this Agreement.  Pearsalls and NuVasive each shall keep all records and reports required to be kept by Applicable Law.  The parties will reasonably cooperate with one another with the goal of ensuring full compliance with Applicable Law.  Each party will cooperate with the other to provide such letters, documentation and other information on a timely basis as the other party may reasonably require to fulfill its reporting and other obligations under Applicable Laws to applicable Regulatory Authorities.  Except for such amounts as are expressly required to be paid by a party to the other under this Agreement, each party shall be solely responsible for any costs incurred by it to comply with its obligations under Applicable Laws.

9.2           Reasonable Cooperation.  Pearsalls shall use its reasonable and diligent efforts to (a) during clinical trials, support all modifications to Products to the extent and in such manner as NuVasive may request in an effort to obtain regulatory approval of such Products, and (b) supply such drawings and specifications of the Products as NuVasive may reasonably require to evaluate and obtain regulatory approval of the Products; provided, however, that Pearsalls shall not be required to (i) pay money (other than as expressly required pursuant to this Agreement), or (ii) assume any other material obligation not otherwise required to be assumed by this Agreement.

9.3           Maintenance and Inspection of Facilities and Records.  Pearsalls shall maintain at its sole cost all government approvals of its facilities, including all Regulatory Authority approvals, shall maintain adequate premises, equipment, and experienced and competent personnel, and shall maintain accurate and complete records of all methods, tests, procedures and results of its work, that are required to manufacture and assemble the Products in compliance with cGMP and applicable Quality Standards.  NuVasive shall have the right, upon reasonable notice and during regular business hours, to conduct quality assurance audits of the facilities used by Pearsall for the manufacture of Products and records of Pearsalls and of all third parties whose facilities are used for the manufacture of any portion of the Product for compliance with Regulatory Authority standards, including cGMP.  Pearsalls will also (a) inform NuVasive in writing in advance of any proposed inspection by any governmental agency of the Pearsalls facilities where the Product is manufactured or assembled and of the results of any such inspection and (b) permit NuVasive to participate in any such inspection of the Pearsalls facilities.

9.4           Adverse Events Reporting and Product Information Requests.

9.4.1        Adverse Reaction Reporting.  During the Term, each party shall immediately, but in any case within twenty-four (24) hours, notify the other party, by facsimile or telephone, of any adverse patient experience involving the Product of which it becomes aware.

9.4.2        Product Information Requests. Information concerning any complaints, inquiries and/or information requests from consumers, physicians, or other third parties regarding the Product shall be forwarded to NuVasive within three (3) business days of Pearsalls’ receipt of the information and/or inquiry. NuVasive shall respond to such complaints and inquiries, if necessary, in accordance with its usual and customary procedures. NuVasive shall supply Pearsalls, for Pearsalls’ information purposes only, with copies of its standard response information for the Products as well as any updates thereto.

9.4.3        Governmental Reports. NuVasive shall be responsible for filing with the appropriate Regulatory Authorities any required adverse reaction reports that it receives directly from third parties and any adverse reaction reports that it receives through Pearsalls.

9.5           Recalls.

9.5.1        Recalls. In the event (i) any government authority issues a request, directive or order that a Product be recalled, or (ii) a court of competent jurisdiction orders such a recall, or (iii) NuVasive reasonably determines that a Product should be recalled, the parties shall take all appropriate corrective actions. In the event that such recall results from the manufacture, packaging, storage, testing and handling of the Product by Pearsalls and such recall or event is due solely to Pearsalls’ negligence or willful misconduct, or Pearsalls’ failure to manufacture Products according to the Product Specifications or package Products according to the Packaging Specifications, Pearsalls shall be responsible for all reasonable expenses of the recall. In all other cases, NuVasive shall be responsible for the expenses of the recall. For the purposes of this Agreement, the expenses of recall shall include, without limitation, the expenses of notification and destruction or return of the recalled Product, and the amounts paid by NuVasive for the Products recalled.

9.5.2        Recall Coordination. All coordination of any recall or field correction activities involving Products shall be handled by NuVasive.

9.5.3        Recall Records. Each of the parties shall maintain complete and accurate recall records of all the Products sold by it for such periods as may be required by Applicable Law, but in no event less than three (3) years after the date of the recall.

10.           REPRESENTATIONS AND WARRANTIES

10.1         Corporate Existence.  Pearsalls hereby represents and warrants to NuVasive that Pearsalls is a private company limited by shares duly formed, validly existing and in good standing under the laws of England and Wales.  NuVasive hereby represents and warrants to Pearsalls that NuVasive is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

10.2         Corporate Power.  Each party hereby represents and warrants to the other party that such party (a) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted and (b) is in compliance with all requirements of Applicable Law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of such party and would not materially adversely affect such party’s ability to perform its obligations under this Agreement.

10.3         Authorization and Enforcement of Obligations.  Each party hereby represents and warrants to the other party that such party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.  This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

10.4         No Conflict.  Each party hereby represents and warrants to the other party that the execution and delivery of this Agreement and the performance of such party’s obligations hereunder (a) do not conflict with or violate any requirement of Applicable Law or any contractual obligation of such party and (b) do not conflict with, or constitute a default or require any consent under, any contractual obligation of such party.

11.           CONFIDENTIALITY

11.1         Nondisclosure Obligations.  Except as otherwise provided in this Section 11, both parties shall maintain in confidence, and use only for purposes of this Agreement, (a) all information and data resulting from or related specifically to the manufacture of Products and (b) all information and data not described in clause (a) above but supplied by the other party (i) under this Agreement and marked “Confidential” or (ii) prior to the Effective Date under the terms of any nondisclosure agreements between the parties.  For purposes of this Section 11, information and data described in clause (a) or (b) above shall be referred to as “Confidential Information.”  Notwithstanding the foregoing, the parties acknowledge and agree that information and data of Pearsalls that is not identified as specific to any Product or group of Products and results from or is related in general to the manufacturing operations of Pearsalls shall not be Confidential Information.  Data and information transferred by Pearsalls to NuVasive pursuant to this Agreement and pertaining only to a specific Product including, but not limited to, its composition, manufacture, testing, handling or otherwise, shall be the Confidential Information of NuVasive.

11.2         Permitted Disclosures.  To the extent it is reasonably necessary or appropriate to fulfill its obligations or exercise its rights under this Agreement, (a) a party may disclose Confidential Information it is otherwise obligated under this Section 11 not to disclose to its Affiliates, sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis, provided that such persons have entered into a written agreement obligating them to keep the Confidential Information confidential and not use the Confidential Information for the same time periods and to the same extent as such party is required under this Agreement; and (b) a party may disclose such Confidential Information to government or other Regulatory Authorities to the extent that such disclosure is required by Applicable Law or court order, or is reasonably necessary to obtain patents or authorizations to conduct clinical trials with, and to commercially market the Product, provided that the disclosing party shall provide written notice to the other party and sufficient opportunity to object to such disclosure or to request confidential treatment thereof.

11.3         Information that is Not Confidential.  The obligation not to disclose or use Confidential Information shall not apply to any part of such Confidential Information that (a) is or becomes patented, published or otherwise part of the public domain other than by acts of the party obligated not to disclose such Confidential Information or its Affiliates or sublicensees in contravention of this Agreement; (b) is disclosed to the party desiring to make such use or disclosure or to its Affiliates or sublicensees by a third party, provided such Confidential Information was not obtained by such third party directly or indirectly from the other party under this Agreement on a confidential basis; (c) prior to disclosure under this Agreement, was already in the possession of the party desiring to make such use or disclosure or to its Affiliates or sublicensees, provided such Confidential Information was not obtained directly or indirectly from the other party under this Agreement; or (d) is disclosed in a press release agreed to by both parties hereto, which agreement shall not be unreasonably withheld by either party.  Notwithstanding the foregoing, all Confidential Information designated as owned by or assigned to a party in connection with this Agreement shall be deemed Confidential Information of such party whether or not it was disclosed by such party to the other and exception (c) above will not be applicable thereto.

11.4         Terms of this Agreement.  Neither party shall disclose any terms or conditions of this Agreement to any third party without the prior consent of the other party, except as required by Applicable Law or court order, provided that the party required to make such disclosure shall provide written notice to the other party as soon as practicable in order to afford such party an opportunity to avoid the disclosure or seek a protective order.

12.           TERM AND TERMINATION

12.1         Term This Agreement shall take effect on the Effective Date and, unless terminated earlier pursuant to this Section 12, shall remain in effect until *** (the “Term”) and thereafter be automatically renewed for successive one (1) month terms, unless either party gives thirty (30) days’ notice of termination prior to the end of the then-current term.  Immediately after the end of the initial Term, the then-current prices for the Cervical Spine Product shall be negotiated by the parties.

12.2         Termination for Cause.  Either party may terminate this Agreement, at its option, upon the occurrence of any of the following:

12.2.1      The other party (a) seeks the liquidation, reorganization, dissolution or winding up of itself (other than dissolution or winding up for the purposes of solvent reorganization or amalgamation) or the composition or readjustment of all or substantially all of its debts, (b) applies for or consents to the appointment of,

*** Material has been omitted pursuant to a request for confidential treatment.

or the taking of possession by, a receiver, custodian, trustee or liquidator (or the equivalent under the laws of any foreign jurisdiction) of itself or of all or substantially all of its assets, (c) makes a general assignment for the benefit of its creditors, (d) commences a voluntary case under the United States Bankruptcy Code or any similar insolvency law of any foreign jurisdiction, (e) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, or (f) adopts any resolution of its Board of Directors or stockholders for the purpose of effecting any of the foregoing; or

12.2.2      A proceeding or case is commenced without the application or consent of the other party and such proceeding or case continues undismissed, or an order, judgment or decree approving or ordering any of the following is entered and continues unstayed in effect, for a period of ninety (90) days from and after the date service of process is effected upon the other party, seeking (a) its liquidation, reorganization, dissolution or winding up, or the composition or readjustment of all or substantially all of its debts, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of itself or of all or substantially all of its assets, or (c) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of debts; or

12.2.3      Upon or after the breach of any material agreement, condition or covenant of this Agreement, if the breaching party has not cured such breach within ninety (90) days after written notice thereof from the other party.

12.3         Effect of Expiration or Termination.

12.3.1      Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination.  The provisions of Sections 1, 4.9.1(viii), 5, 6, 7.2, 8.2, 9.3, 9.4, 9.5, 11, 12, 13 and 16 shall survive the expiration or termination of this Agreement.

12.3.2      Each party will promptly return all Confidential Information and all materials or documents embodying the Intellectual Property of the other (and all copies and abstracts thereof) that it is not entitled to use under the surviving terms of this Agreement.

12.3.3      Upon the expiration or termination of this Agreement for any reason, except by Pearsalls pursuant to Section 12.2;

(a)           NuVasive shall have the right to exercise the Alternative Manufacturing License with no obligation to pay any fees, royalties or other consideration to Pearsalls (or its successor) under this Agreement, but NuVasive shall remain under obligation to pay any remaining payments and royalties due under the Asset Purchase Agreement;

(b)           Pearsalls shall (i) transfer to NuVasive (or its designee) all documentation, relevant Manufacturing Know-How and materials not already in

NuVasive’s possession that are reasonably necessary to enable NuVasive or such designee to manufacture commercial quantities of the Products and (ii) comply with applicable regulatory requirements in connection with such transfer.  The Parties shall use commercially reasonable efforts to implement any technology transfers pursuant to this Section 12.3.3 sufficiently in advance of any such termination event or expiration; and

(c)           NuVasive shall have the right to purchase: (i) Pearsalls’ inventory of finished Products, if any, at the price set forth in the applicable Terms of Sale; and (ii) Pearsalls’ stock of materials used in the manufacture of the Products at the price paid by Pearsalls for such materials.

13.           INDEMNIFICATION

13.1         Pearsalls Indemnification.  Pearsalls shall indemnify NuVasive against any and all liability, damages, cost and expenses, including reasonable attorneys’ fees, made against or sustained by NuVasive arising from any third-party claim that arises from (i) Pearsalls’ gross negligence or willful misconduct in the performance of its obligations hereunder, (ii) Pearsalls’ failure to deliver Products in accordance with Pearsalls’ warranties as provided in Section 4.9 of this Agreement, (iii) the infringement by the Pearsalls Technology or any Invention that is made, conceived or reduced to practice solely by Pearsalls of any Intellectual Property Rights of any third party; or (iv) Pearsalls’ violation of applicable law.

13.2         NuVasive Indemnification.  NuVasive shall indemnify Pearsalls against any and all liability, damages, cost and expenses, including reasonable attorneys’ fees, made against or sustained by Pearsalls arising from any third-party claim that arises from the infringement by the NuVasive Technology, excluding the Medical Device Intellectual Property, of any Intellectual Property Rights of any third party.

13.3         Indemnity Exclusions and Requirements.  (a)  In order for an indemnified party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any third party against the indemnified party (a “Third Party Claim”), the indemnified party must notify the indemnifying party in writing of the Third Party Claim (a “Third Party Claim Notice”) promptly following receipt by such indemnified party of written notice of the Third Party Claim, which notification, to be a valid Third Party Claim Notice (a “Valid Third Party Claim Notice”), must be accompanied by a copy of the written notice, if any, of the third party claimant to the indemnified party asserting the Third Party Claim; provided, that the failure to provide such notice promptly shall not affect the obligations of the indemnifying party hereunder except to the extent the indemnifying party is prejudiced thereby.  The indemnified party shall deliver to the indemnifying party copies of all other notices and documents (including court papers), if any, received by the indemnified party relating to the Third Party Claim.

(b)           The indemnifying party shall have the right to defend against any such Third Party Claim (including to conduct any proceedings or settlement negotiations) with counsel of its own choosing.  The indemnified party shall have the right to participate in the defense of any Third Party Claim (including the right to participate in any settlement negotiations) and to employ its own counsel (it being understood that the indemnifying party shall control such defense and settlement negotiations), at its own expense, provided, however, that if the indemnified party reasonably concludes, based on reasonable advice from counsel, that the indemnifying party and the indemnified party have adversely conflicting interests with respect to such Third Party Claim, the reasonable fees and expenses of counsel to the indemnified party solely in connection therewith shall be paid by the indemnifying party; provided, however, that in no event shall the indemnifying party be responsible for the fees and expenses of more than one counsel for all indemnified parties.  Whether or not the indemnified party participates in the defense of any Third Party Claim, the indemnified party shall be entitled to reasonable notice of all court appearances and settlement negotiations and, to the extent requested by the indemnified party, copies of all proceedings filed with any governmental authority in connection with such Third Party Claim.  Prior to the time the indemnified party is notified by the indemnifying party as to whether the indemnifying party will assume the defense of a Third Party Claim, the indemnified party shall take all actions reasonably necessary to timely preserve the collective rights of the parties with respect to such Third Party Claim, including responding timely to legal process.  If the indemnifying party shall decline to assume the defense of a Third Party Claim (or shall fail to notify the indemnified party of its election to defend such Third Party Claim) within thirty (30) days after the giving by the indemnified party to the indemnifying party of a Valid Third Party Claim Notice with respect to the Third Party Claim, the indemnified party shall defend against the Third Party Claim and the indemnifying party shall be liable to the indemnified party for all reasonable fees and expenses incurred by the indemnified party in the defense of the Third Party Claim, including the reasonable fees and expenses of counsel employed by the indemnified party, if and to the extent that the indemnifying party is responsible to indemnify for such Third Party Claim.  Regardless of which party assumes the defense of a Third Party Claim, the parties agree to cooperate with one another in connection therewith.  Such cooperation shall include providing records and information that are relevant to such Third Party Claim, and making employees and officers available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and to act as a witness or respond to legal process; provided, that the indemnifying party shall reimburse the indemnified party for its reasonable out-of-pocket expenses incurred in connection with the fulfillment of the indemnified party’s obligations under this sentence.  Whether or not the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall not admit any liability, consent to the entry of judgment with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), provided, however, that the indemnified party may admit liability, consent to the entry of judgment with respect to, or otherwise settle, compromise or discharge such Third Party Claim without the consent of the indemnifying party if it releases the indemnifying party from any liability with respect to the Third Party Claim, or if the indemnifying party would have no liability with respect thereto.  If the indemnifying party assumes the defense of any Third Party Claim, the indemnifying party shall have the right to consent to the entry of judgment with respect to, or otherwise settle, compromise or discharge, such Third Party Claim; provided, however, that the indemnifying party shall not, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld, delayed or conditioned), consent to the entry of judgment with respect to, or otherwise settle, compromise or discharge, any Third Party Claim if such judgment, settlement, compromise or discharge involves equitable or other non-monetary damages or otherwise requires the indemnified party or any of its Affiliates to pay any amount to any Person, including the indemnifying party, or to take any action or refrain from taking any action (other than the execution of a customary release or covenant not to sue).  Any final and non-appealable judgment entered or settlement agreed upon with respect to a Third Party Claim shall be binding upon the indemnifying party, and shall be paid within ten (10) days of the date of the relevant final judgment or settlement agreement.

(c)           Incidental and Consequential Damages.  EXCEPT (a) FOR A PARTY’S LIABILITY FOR DEATH OR BODILY INJURY OF A PERSON, (b) FRAUDULENT MISREPRESENTATION, (c) ANY LIABILITY THAT CANNOT BE EXCLUDED OR LIMITED UNDER APPLICABLE LAW, (d) ANY INDEMNITY OBLIGATION HEREUNDER, OR (e) A BREACH OF SECTION 11, NEITHER PARTY WILL BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES SUCH AS LOSSES OF REVENUES, BUSINESS, GOODWILL OR PROFITS WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT.

13.4         Insurance.  NuVasive and Pearsalls each shall obtain liability insurance with respect to its activities contemplated by this Agreement in such amounts as are customary for companies engaged in similar activities.  NuVasive and Pearsalls shall each provide evidence of such insurance to the other party upon reasonable request and shall each maintain such insurance for so long as each continues to conduct such activities, and thereafter for so long as each customarily maintains insurance for itself covering similar activities.

14.           FORCE MAJEURE

Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any Term (except for a failure to pay money) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to unusually large fluctuations or instability in the market for raw materials or components, fire, floods, embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party (“Force Majeure”).

15.           ASSIGNMENT

This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed); provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business relating to this Agreement, or in the event of its merger or consolidation or Change of Control or similar transaction if (a) the assignee has the financial wherewithal to perform its obligations hereunder, as reasonably demonstrated by such assignee, or (b) the assignment does not relieve the assignor of any of its obligations under this Agreement.  In any case, the assignee shall execute a counterpart of this Agreement agreeing to be bound by the provisions hereof; in the case of (b), the counterpart shall acknowledge that it shall be jointly and severally liable with the assignor and any other assignee of such assignor for all the obligations of the assignor hereunder.  Notwithstanding any provision herein to the contrary, NuVasive shall have the right to establish an alternative source of supply, as provided in Section 5.1.6, and to have the Alternative Manufacturing License take effect, as specified in Section 5.2, in the event of any Change of Control of Pearsalls in which (a) the successor in interest is an entity that NuVasive deems (in its reasonable discretion) to be a business competitor of NuVasive, and (b) NuVasive did not affirm in writing to Pearsalls in advance of the Change of Control that the successor in interest is not a business competitor of NuVasive.

16.           MISCELLANEOUS

16.1         Notices.  All notices, requests, consents, instructions or other communications or other documents required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally via telecopier or five (5) days after being sent, when sent by registered or certified mail, or one (1) day after being sent, when sent by overnight courier, addressed as follows:

If to NuVasive, to:

NuVasive, Inc.

4545 Towne Centre Court

San Diego, California 92121

United States

Attention:              Jason Hannon, Vice President, Legal

Facsimile:               (858) 909-2000

with a copy to:

Heller Ehrman LLP

4350 La Jolla Village Drive, 7th Floor

San Diego, CA  92122

United States

Attention:              Michael S. Kagnoff, Esq.

Facsimile:               (858) 450-8499

If to Pearsalls, to:

Pearsalls Limited

Tancred Street, Taunton

Somerset, TA1 1RY

United Kingdom

Attention:              D. Lawson Lyon, Managing Director

Facsimile:               011-1823-336-824

with a copy to:

Gardner Carton & Douglas LLP

191 N. Wacker Drive, Suite 3700

Chicago, Illinois  60606-1698

United States

Attention:              Cathy Kiselyak Austin

Facsimile:               (312) 569-3455

or to such other address as such party may indicate by a notice delivered to the other parties hereto.

16.2         Severability.  In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

16.3         Applicable Law; Jurisdiction and Venue.  Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in New York, New York, in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with said rules.  The arbitrator shall apply Delaware law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute and shall document his or her decision in writing.  Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

16.4         Injunctive Relief.  Notwithstanding Section 16.3, either party shall be entitled to seek injunctive relief in any court of competent jurisdiction for a breach or threatened breach of Section 11 or any infringement of such party’s Intellectual Property Rights.

16.5         Entire Agreement.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof.  All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement.  This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

16.6         Headings.  The captions to the Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the Sections hereof.

16.7         Independent Contractors.  Pearsalls and NuVasive each acknowledge that they are independent contractors and that the relationship between them shall not constitute a partnership, joint venture, or agency or employer/employee relationship.  Neither Pearsalls nor NuVasive shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior consent of the other party to do so.

16.8         Waiver.  The waiver by either party hereto of any right hereunder or of the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by the other party whether of a similar nature or otherwise.

16.9         Construction of Agreement.  This Agreement has been negotiated by the parties hereto and their attorneys.  Therefore, each party hereby waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

16.10       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile signatures shall be deemed to have the same effect as their originals.

16.11       Press Releases.  Except to the extent necessary under Applicable Law, each party agrees that it will not make any press release or other public statement relating to the existence or substance of this Agreement or the matters addressed herein without the prior written consent of the other party.

16.12       Non-Compete.  Pearsalls agrees that during the Term it will not develop, manufacture (for itself or any third party), have manufactured, market or sell any product or component thereof that is or could be competitive with the Product.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

NUVASIVE, INC.

By:	/s/ Alexis V. Lukianov

Title:	Chairman and CEO

Date:	8/4/05

PEARSALLS LIMITED

By:	/s/ Richard C. Adloff

Title:	Sr. V.P., Finance

Date:	August 4, 2005

SIGNATURE PAGE TO EXCLUSIVE MANUFACTURING AGREEMENT

EXHIBIT A

PRODUCT

I.              CERVICAL SPINE PRODUCT

The Cervical Spine Product has an embroidered polyester jacket that encapsulates a pre-moulded silicone core.   The device is a replacement not just for the nucleus but for the entire disc.  It is made in a number of sizes.  Extensions of the encapsulating jacket are used to create fixation flanges to enable the secure initial mechanical fixation of the device.  The jacket is manufactured from polyester suture material using a computer controlled embroidery machine.

Cervical Spine Product Fixated by Four Screws

II.            NOTTINGHAM ROTATOR CUFF PRODUCT

The Nottingham Rotator Cuff Product is a CE marked device for the augmentation of a direct repair of a torn rotator cuff.  The device is manufactured from polyester suture material using a computer controlled embroidery machine.

B-1

The Two Sizes of Augmentation Device

At the top is the 20mm device and below is the 30mm device, these dimensions referring to the width of the base of the mesh section at the left of the photograph.  Also shown are the three fixation holes and the introducing leader.

Mounted Nuttingham Rotator Cuff Product

2

EXHIBIT B

SPECIFICATIONS

I.              CERVICAL SPINE PRODUCT SPECIFICATIONS

COMPONENT SPECIFICATION

***

***

***

*** Material has been omitted pursuant to a request for confidential treatment.

3

***

***

***

*** Material has been omitted pursuant to a request for confidential treatment.

4

PCD 18178 Cervical Spine Product Size         ***

PCD 18177 Cervical Spine Product Size         ***

PCD 18166 Cervical Spine Product Size         ***

PCD 17168 Cervical Spine Product Size         ***

PCD 17167 Cervical Spine Product Size         ***

PCD 17166 Cervical Spine Product Size         ***

PCD 17155 Cervical Spine Product Size         ***

PCD 16156 Cervical Spine Product Size         ***

PCD 16155 Cervical Spine Product Size         ***

PCD 17145 Cervical Spine Product Size         ***

PCD 16145 Cervical Spine Product Size         ***

PCD 15155 Cervical Spine Product Size         ***

PCD 15145 Cervical Spine Product Size         ***

Pearsalls Cervical Disc Size Range - Smallest (5S) and Largest (8XL) Discs

Device Manufacture

***
***
***

*** Material has been omitted pursuant to a request for confidential treatment.

5

Device Specification Forms

Process	Reference
Requirement Specification	***
Risk Analysis	***
Essential Requirement Checklist	***
Order Receipt/Processing Record	***
Component Specification Form	***
Device Specification Sheet	***
Embroidery Specification Sheets	***

Manufacturing Process Records

Process	Reference
General Embroidery	***
PCD Device Finishing	***
PCD QC Inspection	***
PCD Core QC Inspection	***
PCD Assembly	***
Implant Washing	***
Implant Packing	***

Sterilization Specifications

Process	Reference
***	***
***	***

*** Material has been omitted pursuant to a request for confidential treatment.

6

Labeling and IFU Specifications (with sample labels)

Process	Reference
Labels	See below for example.
IFU	PIM/IFU/PCD/01

7

II.            NOTTINGHAM ROTATOR CUFF PRODUCT SPECIFICATIONS

DEVICE COMPONENT SPECIFICATION

***
***
***

*** Material has been omitted pursuant to a request for confidential treatment.

8

***
***
***

Device Manufacture

***
***

*** Material has been omitted pursuant to a request for confidential treatment.

9

Device Specification Forms

Process	Reference
Requirement Specification	***
Risk Analysis	***
Essential Requirement Checklist	***
Order Receipt/Processing Record	***
Component Specification Form	***
Embroidery Specification Forms	***

Manufacturing Process Records

Process	Reference
General Embroidery	***
Soxhlet	***
Shoulder Device Finishing	***
Shoulder Device QC Inspection	***
Implant Washing	***
Implant Packing	***
Sterile Despatch	***

Packing, Labeling and IFU Specifications

Process	Reference
Packing	Double Tyvek pouches and white shelf box
Labels	See below for example
IFU	P003-PL-04a

*** Material has been omitted pursuant to a request for confidential treatment.

10

Sterilization Specifications

Process	Reference
***	***
***	***

III.                                 CERVICAL SPINE PRODUCT AND NOTTINGHAM ROTATOR CUFF PRODUCT - PACKAGING SPECIFICATIONS

A.                                    General Information

1.                                       All product labels for boxes and pouches will be printed in accordance with PLD WI 3 with reference to sample labels in the Sample Label File located in the Clean Room Office.

B.                                    Procedure

1.                                       Printing

a.                                       The Information on the label must include:

i)                                         The Lot number

ii)                                      The description

iii)                                   The size

iv)                                  The REF code

v)                                     The Expiry Date

vi)                                  The presence of the symbols for expiry date and single use only

2.                                       Sealing

a.                                       Inner and outer peel pouches sealed in a clean room with a heat sealing machine set at ***C.

Clean unbroken seal line

*** Material has been omitted pursuant to a request for confidential treatment.

11

b.                                      If required, mini label on film side of the inner pouch is placed such that the product itself is not obscured.

c.                                       Sealed inner pouch is placed into an outer pouch such that the film sides are uppermost and the peel chevrons are at the same end.

Chevrons

d.                                      Product label in the centre of the clear front of the outer pouch such that the product itself is not obscured.

3.                                       Packing

a.                                       Unless otherwise specified on the Order Receipt/Processing Record, a single double pouched and, and if applicable the instructions for use is packed, into each white shelf box

b.                                      Product label is located on lid of the box

c.                                       Irradiation indicator dot is placed on the product labels on the outer pouch and on the box lid.

d.                                      The specified number of For Patients Notes product labels on a single length of backing strip are placed inside the box, which can then be closed. Note:  The For Patients Notes product labels do not require irradiation dots.

12

e.                                       Each shelf box is individually shrink-wrapped using the Minipack Synthesis 760 machine.

13

EXHIBIT C

PRODUCT PRICING

I.                                         CERVICAL SPINE PRODUCT – PRICE AND BASE COST

As of the Effective Date, the price for the Cervical Spine Product shall be:

•                  US$***/unit for clinical use

•                  US$***/unit plus the cost of sterilization for use in testing

•                  US$***/unit for demonstration use

As of the Effective Date, the Base Cost for the Cervical Spine Product shall be US$ ***.

Notwithstanding the foregoing, in the event that the Cervical Spine Product patent (i.e., U.S. patent 6,093,205 or any patent that is of the same patent family) is invalidated in any jurisdiction without any further possibility of appeal, the parties shall renegotiate in good faith the pricing for Cervical Spine Products manufactured for distribution in such jurisdiction.

II.                                     NOTTINGHAM ROTATOR CUFF PRODUCT – PRICE AND BASE COST

As of the Effective Date, the price for the Nottingham Rotator Cuff Product shall be:

•                  US$***/unit for clinical use

•                  US$***/unit plus the cost of sterilization for use in testing

•                  US$***/unit for demonstration use

As of the Effective Date, the Base Cost for the Nottingham Rotator Cuff Product shall be US$***.

III.                                 PRICING FORMULA AND BASE COST FORMULA

Unless otherwise agreed by the parties, the Base Cost and the price for any Other Product, other than the Cervical Spine Product and the Nottingham Rotator Cuff Product, shall be set initially in accordance with the following Base Cost Formula and Price Formula:

L = Labor cost to Pearsalls for the Product

O = Overhead = *** * L

M = Materials cost to Pearsalls for the Product

*** Material has been omitted pursuant to a request for confidential treatment.

1

Base Cost =   ***

=   ***

P = Price to be paid to Pearsalls by NuVasive for the Product

P = Base Cost plus margin of ***% of final price

P =          ***
                ***

***

For example, if L= *** and M= *** then

Base Cost = ***

***

*** Material has been omitted pursuant to a request for confidential treatment.

2

EXHIBIT D

ELECTIVE ALTERNATIVE MANUFACTURING FEE

For each Cervical Spine Product that is manufactured by an alternative supplier and for which Pearsalls is to receive a fee under the terms of Section 5.2, Pearsalls shall be paid US$ *** by NuVasive.  Such fees shall be paid on a quarterly basis and accompanied by a reasonably detailed report specifying the number of Cervical Spine Products supplied to NuVasive during such period by an alternative supplier.

*** Material has been omitted pursuant to a request for confidential treatment.

1

EXHIBIT E

QUALITY AGREEMENT

[To be agreed upon by the parties after the Effective Date, as provided in Section 1.27.]

E-1

EXHIBIT F

APPROVED SUPPLIERS

NuVasive hereby approves the following suppliers of components for Products:

•                  Biosil Limited, Global House, Isle of Man Business Park, Douglas, Isle of Man, British Isles

•                  AorTech International plc

E-1